UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

THE McGRAW-HILL COMPANIES, INC.

(Exact name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2010, The McGraw-Hill Companies, Inc. (the “Company”) announced the appointment of John Berisford as Executive Vice President, Human Resources, effective January 3, 2011. Mr. Berisford has been serving as Senior Vice President, Human Resources for Pepsi Beverages Company. Prior to that, Mr. Berisford held senior Human Resources positions with Pepsi Bottling Group.

The Company also announced David L. Murphy, the Company’s Executive Vice President, Human Resources since 2002, will transfer from his position as Executive Vice President, Human Resources, effective December 31, 2010, and in order to support a smooth leadership transition, Mr. Murphy will remain with the Company as a Human Resources Advisor until February 28, 2011 when he will retire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2010

THE McGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth M. Vittor
Name:	Kenneth M. Vittor
Title:	Executive Vice President and General Counsel